Exhibit 16


Deloitte & Touche LLP
Armstrong Centre, Suite 500
222 Third Avenue, S.E.
Cedar Rapids, Iowa 52401

Tel: (319) 362-7987
Fax: (319) 368-9600
www.us.deloitte.com

                                                                DELOITTE
                                                                & TOUCHE



October 15, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Telecommunications Income Fund XI, L.P.'s Form 8-K dated October 13, 2003, and we agree with the statements made therein.


Yours truly,



/s/  Deloitte & Touche LLP
-----------------------------
     Deloitte & Touche LLP